December 3, 1997
                                             Exhibit 3(a)



          The directors then discussed the need for and the

benefits which would be derived from reducing the number of

directors to nine members.

          After discussion, on motion duly made and

seconded, the following resolution was unanimously adopted:

                   RESOLVED, That, effective as
          of the close of business on February
          27, 1998, Section 3.1 of Article III of
          the By-Laws of the Company be, and it
          hereby is, amended by deleting said
          Section in its entirety and
          substituting the following in lieu
          thereof:

                         ARTICLE III
                  Directors and Committees

                   SECTION 3.1.  Number and
          Election.  The business and affairs of
          the Company shall be managed and
          controlled by a Board of Directors,
          nine (9) in number, none of whom need
          to be a shareholder, which number may
          be altered from time to time by
          amendment of these by-laws, but shall
          never be less than three (3).  Except
          as provided in the Articles of
          Incorporation, the directors shall be
          elected by the shareholders entitled to
          vote at the annual meeting of such
          shareholders and each director shall be
          elected to serve for a term of one (1)
          year and thereafter until a successor
          shall be elected and shall qualify.
          Only persons who are nominated in
          accordance with the procedures set
          forth in this section shall be eligible
          to be nominated as directors at any
          meeting of the shareholders of the
          Company.  At any meeting of the
          shareholders of the Company,
          nominations of persons for election to
          the Board of Directors may be made (1)
          by or at the direction of the Board of
          Directors or (2) by any shareholder of
          the Company who is a holder of record
          at the time of giving the notice
          provided for in this section, who shall
          be entitled to vote at the meeting, and
          who complies with the notice procedures
          set forth in this section.  For a
          nomination to be properly brought
          before a shareholders' meeting by a
          shareholder, timely written notice
          shall be made to the Secretary of the
          Company.  The shareholder's notice
          shall be delivered to, or mailed and
          received at, the principal office of
          the Company no less than 60 days nor
          more than 90 days prior to the meeting;
          provided, however, in the event that
          less than 70 days notice or prior
          public disclosure of the date of the
          meeting is given or made to
          shareholders, notice by the shareholder
          to be timely must be received not later
          than the close of business on the tenth
          day following the day on which the
          notice of the date of the meeting was
          mailed or the public disclosure was
          made; provided further, however, notice
          by the shareholder to be timely must be
          received in any event not later than
          the close of business on the seventh
          day preceding the day on which the
          meeting is to be held.  The
          shareholder's notice shall set forth
          (1) as to each person whom the
          shareholder proposes to nominate for
          election or reelection as a director,
          all information relating to such person
          that is required to be disclosed in
          solicitations of proxies for election
          of directors, or is otherwise required
          by applicable law (including the
          person's written consent to being named
          as a nominee and to serving as a
          director if elected), and (2) (a) the
          name and address, as they appear on the
          Company's books, of the shareholder,
          (b) the class and number of shares of
          capital stock of the Company owned by
          the shareholder, and (c) a description
          of all arrangements or understandings
          between the shareholder and each
          nominee and any other person or persons
          (naming such person or persons)
          pursuant to which the nomination or
          nominations are to be made by the
          shareholder.  The shareholder shall
          also comply with all applicable
          requirements of the 1934 Act and the
          rules and regulations thereunder with
          respect to the matters set forth in
          this section.  If the chairman of the
          meeting shall determine and declare at
          the meeting that a nomination was not
          made in accordance with the procedures
          prescribed by this section, the
          nomination shall not be accepted.

                   RESOLVED FURTHER, That the
          Secretary of the Company be, and he
          hereby is, directed to initial a copy
          of the amended By-Laws presented at
          this meeting and place it with the
          important papers of this meeting.